Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 25, 2006, among Sealy Corporation, a Delaware corporation (the “New Guarantor”), Sealy Mattress Company, an Ohio corporation (the “Company”), Sealy Mattress Corporation and the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of April 6, 2004, providing for the issuance of 8.25% Senior Subordinated Notes due 2014 (the “Notes”), as supplemented by the First Supplemental Indenture (together with the Original Indenture, the “Indenture”), dated as of June 28, 2004, providing for the release of Sealy Corporation from all its obligations under its Guarantee (as defined in the Indenture);

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor may execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

3.           NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the New Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.           COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.           EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.           THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

SEALY MATTRESS COMPANY

By:	/s/ Kenneth L. Walker
	Name:	Kenneth L. Walker
	Title:	Senior Vice President, General Counsel and Secretary

SEALY CORPORATION

By:	/s/ Kenneth L. Walker
	Name:	Kenneth L. Walker
	Title:	Senior Vice President, General Counsel and Secretary

SEALY MATTRESS CORPORATION

By:	/s/ Kenneth L. Walker
	Name:	Kenneth L. Walker
	Title:	Senior Vice President, General Counsel and Secretary

[Additional signature pages follow]

SEALY MATTRESS COMPANY OF PUERTO RICO
OHIO-SEALY MATTRESS MANUFACTURING CO., INC.
OHIO-SEALY MATTRESS MANUFACTURING CO.
SEALY MATTRESS COMPANY OF MICHIGAN, INC.
SEALY MATTRESS COMPANY OF KANSAS CITY, INC.
SEALY OF MARYLAND AND VIRGINIA, INC.
SEALY MATTRESS COMPANY OF ILLINOIS
A. BRANDWEIN & CO.
SEALY MATTRESS COMPANY OF ALBANY, INC.
SEALY OF MINNESOTA, INC.
SEALY MATTRESS COMPANY OF MEMPHIS
NORTH AMERICAN BEDDING COMPANY
SEALY, INC.
THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP
SEALY MATTRESS MANUFACTURING COMPANY, INC.
SEALY-KOREA, INC.
SEALY TECHNOLOGY LLC
SEALY REAL ESTATE, INC.
SEALY TEXAS MANAGEMENT, INC.
SEALY TEXAS HOLDINGS LLC
SEALY TEXAS, L.P.
WESTERN MATTRESS COMPANY
MATTRESS HOLDINGS INTERNATIONAL LLC
ADVANCED SLEEP PRODUCTS
SEALY COMPONENTS-PADS, INC.
SEALY MATTRESS COMPANY OF S.W. VIRGINIA

By:	/s/ Kenneth L. Walker
Name:	Kenneth L. Walker
Title:	Senior Vice President, General Counsel and Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ William Cardozo
	Name:	William Cardozo
	Title:	Vice President

Schedule I

Sealy Mattress Company of Puerto Rico
Ohio-Sealy Mattress Manufacturing Co., Inc.
Ohio-Sealy Mattress Manufacturing Co.
Sealy Mattress Company of Michigan, Inc.
Sealy Mattress Company of Kansas City, Inc.
Sealy Of Maryland And Virginia, Inc.
Sealy Mattress Company of Illinois
A. Brandwein & Co.
Sealy Mattress Company of Albany, Inc.
Sealy Of Minnesota, Inc.
Sealy Mattress Company of Memphis
North American Bedding Company
Sealy, Inc.
The Ohio Mattress Company Licensing and Components Group
Sealy Mattress Manufacturing Company, Inc.
Sealy-Korea, Inc.
Sealy Technology LLC
Sealy Real Estate, Inc.
Sealy Texas Management, Inc.
Sealy Texas Holdings LLC
Sealy Texas, L.P.
Western Mattress Company
Mattress Holdings International LLC
Advanced Sleep Products
Sealy Components-Pads, Inc.
Sealy Mattress Company of S.W. Virginia